PROXY CARD FRONT

PROXY
AeroCentury Corp. This Proxy is Solicited on Behalf of the Board of Directors.

1440 Chapin Avenue, Suite 310, Burlingame, California 94010

The undersigned hereby appoints Toni M. Perazzo and Christopher B. Tigno, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of AeroCentury Corp. (the "Company") held of record by the undersigned on March 1, 2017, at the 2017 Annual Meeting of Stockholders of the Company to be held on May 3, 2017, or at any adjournment or postponement thereof.

1. ELECTION OF DIRECTOR           ☐  FOR the nominee listed below       ☐ WITHHOLD AUTHORITY
                        (except as marked to the contrary below)    to vote for the nominee listed below

 (Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below)

              Roy E. Hahn                 Toni M. Perazzo

2. PROPOSAL TO APPROVE, by non-binding vote, the compensation of the Company's named executive officers as disclosed in the Proxy Statement.

           ☐    FOR         ☐   AGAINST       ☐  ABSTAIN

3. PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP as independent auditors for the Company for the fiscal year ending December 31, 2017.

           ☐   FOR        ☐ AGAINST        ☐  ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or at any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS NO. 1, 2 AND 3

PLEASE TURN OVER, DATE AND SIGN REVERSE SIDE

[PROXY CARD BACK]

PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THEN THIS PROXY WILL BE VOTED "FOR" THE NOMINEE LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND "FOR" PROPOSALS NO. 2 AND 3.

Please sign exactly as your name appears on the attached label. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Change of Address (if applicable):   ___________________________________

SIGNATURE(S) (below)

Title (if any) _______________________ Date ________________________

Title (if any) _______________________ Date ________________________
(Second Signature, if held jointly)